UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2006

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

171 North Altadena Drive, Suite 101, Pasadena, California		91107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

2400 Lincoln Ave., Altadena, CA 91001
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 1, 2006, the Company announced that Angelina Galiteva has been elected to the company’s board of directors as an independent director. Ms. Galiteva currently serves as a Chairperson of the World Council for Renewable Energy (WCRE), specializing in strategic issues related to renewable energy, environmental, energy efficiency and overall sustainable policy programs for public and private entities. She is also founder and Principal of New Energy Options, Inc. and a member of the Board of Directors of American Distributed Generation, Inc and TECOGEN.

Prior to July 2003, Ms. Galiteva was the Executive Director-Strategic Planning, for the City of Los Angeles Department of Water and Power (LADWP). In that capacity she was responsible for managing the Departments’ Corporate Environmental Services Business Unit as well as all LADWP’s Green LA Programs and New Technology Initiatives. Before joining LADWP in 1997, Ms. Galiteva worked for the California Independent System Operator and Power Exchange Trusts and Corporations. Prior to that, Ms. Galiteva worked for the New York Power Authority on conservation, renewable energy and air quality initiatives.

Ms. Galiteva, 39, is an attorney with a JD and Masters’ of Law Degrees in Environmental and Energy Law from Pace University School of Law, New York.

A copy of the press release announcing this appointment is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99.1 Press Release dated May 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

May 1, 2006	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 1, 2006